EXHIBIT 99

NEWS RELEASE for September 13, 2005 at 4:05 PM EDT
--------------------------------------------------
Contact: Joe Allen (investors)                          Claude Couty, CFO
         Allen & Caron Inc                              Heritage Worldwide Inc
         212 691 8087                                   011 33 49 410 7808
         joe@allencaron.com                             ccouty@pipfrance.fr


            HERITAGE WORLDWIDE REPORTS STRONG RESULTS FOR FISCAL 2005

     o Revenues Increased by $1.8 Million to $13.6 Million in Fiscal 2005 Compared to the Prior Year Period;
     o Gross Profit Increased by $2.6 Million to $7.5 Million in Fiscal 2005 Compared to the Prior Year Period, Due to Increased Revenues and Improvements in Manufacturing Efficiency;
     o The Company Recorded Net Income of $880,000, or $0.05 earnings per share, in Fiscal 2005 Compared to a Net Loss of $5.6 Million, or $0.32 loss per share, during the Prior Year Period.

LA-SEYNE-SUR-MER, FRANCE (September 13, 2005) ... Heritage Worldwide Inc (OTCBB:
HWWI.OB), a top-three provider of breast implants worldwide, announced its financial results for fiscal 2005. Revenues and gross profit increased by 16 percent and 53 percent, respectively, in fiscal 2005, when compared to the prior year. Furthermore the Company's operating expenses decreased by $3.5 million in fiscal 2005, when compared to the prior year period. The decrease in operating expenses in fiscal 2005 is primarily due to substantial provisions for doubtful accounts and obsolete inventory recorded in fiscal 2004.

     "These results fully reflect our Company's financial turnaround," commented Alain Sereyjol-Garros, Chief Executive Officer of Heritage Worldwide. "Not only have we lowered our operating costs, but we are also leveraging our cost structure and improving our productivity significantly."

     "When we withdrew from the US market in 2000, we lost $4 million in annual revenues," added Jean-Claude Mas, Chairman of the Board of Heritage Worldwide. "Since then, we have more than compensated for such lost revenues by gaining market share in European and Latin American markets. Additionally, while we announced the expansion of several new geographic markets in fiscal 2005, those markets contributed only minimally because they were launched late in the fiscal year and, consequently, were in an early marketing stage. We expect incremental revenues in fiscal 2006 from the new markets, such as Brazil, Eastern Europe, Latin America, and Australia. We will strive to expand the number of countries in which we distribute our products."

     Mr. Mas added, "We trust that our US distributor will fulfill the task of submitting a PMA to the US Food & Drug Administration for our saline breast implants shortly.

Mr. Sereyjol-Garros also stated, "We understand that while market expansion is important, we must diversify our product offerings so that we can leverage our existing customer base, and bring in increased revenues at lower incremental cost. Having received CE Mark for the clinical trials of our titanium-coated breast implants, we have completed the planning phase for the launch of this product and are assisting our distributor for Germany in obtaining EU-wide approval for such product by conducting clinical trials in that country as a first step. We will continue to invest in research and development to develop products that have significant potential for market acceptance."

About Heritage Worldwide, Inc.
------------------------------
     The Company is incorporated in the State of Delaware. The Company's subsidiaries develop, manufacture, and market breast and other body implants and body support products worldwide. One of the Company's subsidiaries, PIP France, maintains its production facility in the Toulon metropolitan area in Southern France, with a distribution facility in Spain.

Safe-Harbor Statement
---------------------
     All statements included in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on current expectations, estimates, projections about our industry, management's belief and certain assumptions made by us. Forward-looking statements can often be identified by words such as "anticipates", "expects", "intends", "plans", "predicts", "believes", "seeks", "estimates", "may", "will", "should", "would", "could", "potential", "continue", similar expressions and variations or negatives of these words. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward looking-statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

     Important factors that may cause such a difference for Heritage Worldwide include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, patent conflicts, product recalls, United States Food and Drug Administration delay in approval or rejection of new and existing products, changes in governmental regulations, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, and other events.

     Our Annual Report on Form 10-KSB and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

                                  TABLES FOLLOW

                    HERITAGE WORDWIDE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       For the Year Ended
                                                            June 30,
                                                      2005             2004
                                                  -------------    -------------

Revenues                                          $ 13,572,317     $ 11,729,777

Cost of revenues                                     6,022,825        6,797,037
                                                  -------------    -------------

     Gross profit                                    7,549,492        4,932,740


Operating expenses                                   6,007,222        9,498,928
                                                  -------------    -------------

Operating income (loss)                              1,542,270       (4,566,188)


Other expenses:                                       (594,740)        (459,229)
                                                  -------------    -------------
 Income (loss) before provision for

    income taxes                                       947,530       (5,025,417)


  Provision for from income taxes                            -         (572,348)
                                                  -------------    -------------
Income (loss) before minority

interest                                               947,530       (5,597,765)

Minority interest                                      (66,046)         (32,684)
                                                  -------------    -------------
Net income (loss)                                 $    881,484     $ (5,630,449)
                                                  =============    =============
Basic net income (loss) per common share          $       0.05     $      (0.32)
                                                  =============    =============
Basic weighted average common
shares outstanding                                  17,425,813       17,382,399
                                                  =============    =============

                    HERITAGE WORDWIDE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30,2005


                                         ASSETS
Current Assets:

  Cash                                                             $    441,983

  Accounts receivable, net of provisions for
    doubtful accounts and returns                                     4,486,303

  Inventories                                                         3,337,862

  Prepaid expenses and other current assets                             823,229
                                                                   -------------
     Total current assets                                             9,089,377
                                                                   =============

Property and equipment, net                                           1,632,045

Goodwill                                                              1,004,671

Investment in SCI Lucas                                                 514,085

Other assets                                                            332,427
                                                                   -------------
     Total assets                                                  $  12,572,605
                                                                   =============


                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

   Lines of credit                                                 $  1,030,156

  Accounts payable and accrued expenses                               4,481,242

  Current portion of long term debt                                     289,004

  Due to related parties                                                 51,649

  Reserve for product replacements                                      430,959
                                                                   -------------
     Total current liabilities                                        6,283,010
                                                                   =============

Convertible debentures and related accrued interest payable,
   net of discount of $1,966,427                                      2,171,268

Long term debt, net of current portion                                  191,616
                                                                   -------------
     Total liabilities                                                8,645,894
                                                                   =============

Minority interest                                                       876,210
                                                                   =============

Stockholders' Equity:                                                 3,050,501
                                                                   =============

     Total liabilities and stockholders' equity                    $ 12,572,605
                                                                   =============